SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report - April 10, 2001

TOWER BANCORP, INC.
(Exact name of registrant as specified in its charter)

 Pennsylvania                 2-89573	      25-1445946
(State or other           (Commission File    (IRS Employer
jurisdiction of                Number)        Identification
incorporation)                                    Number)


Center Square, Greencastle, Pennsylvania	    17225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (717) 597-2137



	N/A
(Former name or former address, if changed since last report)






















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Item 1.	Changes in Control of Registrant.

	Not Applicable.

Item 2.	Acquisition or Disposition of Assets.

	Not Applicable.

Item 3.	Bankruptcy or Receivership.

	Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

	Not Applicable.

Item 5.	Other Events.

On April 10, 2001, Tower Bancorp, Inc. issued a news release announcing its financial results for the quarter ended March 31, 2001. The news release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 6.	Resignations of Registrant's Directors.

	Not Applicable.

Item 7.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibit:

99	News Release, dated April 10, 2001, of Tower
Bancorp, Inc.

Item 8.	Change in Fiscal Year.

	Not Applicable.

Item 9.	Regulation FD Disclosure.

	Not Applicable.







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	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



				TOWER BANCORP, INC.
				(Registrant)


Dated:  April 10, 2001	/s/ Jeff B. Shank
				Jeff B. Shank, President and
Chief Executive Officer
(Principal Executive Officer)






































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EXHIBIT INDEX


                                               Page Number
                                               In Manually
Exhibit					Signed Original

99	News Release, dated April 10, 2001,
of Tower Bancorp, Inc.                     5












































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								Exhibit 99

FOR IMMEDIATE RELEASE			FOR FURTHER INFORMATION:
Donald F. Chlebowski, Jr.
Chief Financial Officer
(717) 597-2137

TOWER BANCORP INC REPORTS RECORD EARNINGS

GREENCASTLE, PA April 9, 2001 - Tower Bancorp Inc., parent company of The First National Bank of Greencastle, reports earnings of $1,088,000 or earnings per share of $.63 for the quarter ended March 31, 2001. This represents a 29% increase over earnings from the first quarter of 2000.

Return on equity and return on assets were 16.26% and 1.95%, respectively, for the first quarter of 2001.

At quarter-end, total assets stood at $224,947,000, an increase of 5.70% or $12,132,000 over first quarter-end totals for the year 2000. Total loans reached $151,134,000, an increase of $16,410,000 or 13%, while deposits at the quarter-end totaled $174,532,000, a gain of $11,426,000 or 7%
over the amount reported last year.

The Bank continues to be a strong lender in the markets it serves, returning over 86% of its total deposits to the community. On April 6th, 2001 the Bank filed with the OCC a full branch application with the intent to open a loan origination office in Chambersburg PA.

The above figures are based on unaudited financial statements.

The First National Bank of Greencastle operates six offices in the Greencastle, Shady Grove, Quincy, Laurich Estates,
Mercersburg and Waynesboro areas.

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